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                                                                    Exhibit 23.5

                   [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]


                     CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-4 of our report dated August 20, 1997, on our audits of the statements of assets to be acquired of the Log Cabin Syrup Business, a component of Kraft Foods, Inc., as of December 28, 1996 and December 30, 1995 and the statements of operations for the years ended December 28, 1996, December 30, 1995 and December 31, 1994. We also consent to the reference to our firm under the caption "Experts."


                                       /s/ PricewaterhouseCoopers LLP

                                       PricewaterhouseCoopers LLP

Chicago, Illinois
July 20, 1998